                                                                      EXHBIT 4.7
                                                                      ----------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES REQUIRES AN OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.


                                  EXHIBIT "B"

                              WARRANT TO PURCHASE

                               COMMON STOCK OF

                           THE EASTWIND GROUP, INC.

Void after 5:00 p.m. Eastern Time on 2003.

     THE EASTWIND GROUP, INC., a Delaware corporation (the "Company"), FOR VALUE RECEIVED, hereby certifies that MENTOR SPECIAL SITUATION FUND, L.P., Pennsylvania limited partnership ("MSSF" or "Holder"), is entitled to purchase, subject to the terms and conditions hereof, 80,000 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") during the period commencing at 9:00 a.m., Eastern Time on ________, 1996 (the "Commencement Date") and ending at 5:00 p.m. Eastern Standard Time on ________, 2003, (the "Termination Date") at an exercise price of $6.00 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant(s)") and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

     The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares". The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price".


1.        Exercise of Warrant; Issuance of Exercise Shares.
          ------------------------------------------------

     (a)  Exercise of Warrant.  This Warrant may be exercised in whole or in
          -------------------
part at any time or from time to time on or after the Commencement Date and until and including the Termination Date. This Warrant may be surrendered on any business day to the Company at its principal office, presently located at the address of the Company set forth in Paragraph 9 hereof (or such other office of the Company, if any, as shall therefore have been designated by the Company by written notice to the Holder), together with: (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) payment of the full Exercise Price for the amount of Exercise Shares set forth in the Notice of Warrant Exercise, in lawful money of the United States of America by certified check or cashier's check, made payable to the order of the Company, or payment in the manner provided in subsection (f) below.

     In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue, within the time period specified in subsection (b) below, a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

     No adjustments shall be made for any cash dividends on Exercise Shares issuable upon exercise of the Warrant. The Company shall cancel Warrant Certificates surrendered upon exercise of Warrants.

     (b)  Issuance of Exercise Shares; Delivery of Warrant Certificate. The
          ------------------------------------------------------------
Company shall, within five (5) business days or as soon thereafter as is practicable of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder (or such other person or persons, if any, as the Holder shall have designated in the Notice of Warrant Exercise) one or more certificates representing the Exercise Shares to which the Holder (or such other person or persons) shall be entitled upon such exercise under the terms hereof together with payment of the Current Market value of any fractional shares pursuant to Section

1(e). Such certificate or certificates shall be deemed to have been issued and the Holder (or such other person or persons so designated) shall be deemed to have become the record Holder of the Exercise Shares as of the date of the due exercise of this Warrant in accordance with Section 1(e).

     (c)  Exercise Shares Fully Paid and Non-assessable. The Company agrees and
          ---------------------------------------------
covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant Certificate will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Paragraph 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

     (d)  Reservation of Exercise Shares. For as long as this Warrant is
          ------------------------------
outstanding, including at the time of or before taking any action which would cause an adjustment pursuant to Paragraph 6 hereof increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company have remaining, after such adjustment, a number of shares of such authorized capital stock, unissued and unreserved for other purposes, sufficient to permit the exercise of all the then outstanding Warrants.

     At the time of or before taking any action which would cause an adjustment pursuant to Paragraph 6 hereof reducing the Exercise price below the then par value (if any) of the Exercise Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order to assure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that the Company may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted.

     (e)  Fractional Shares.  The Company shall not be required to issue
          -----------------
fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subparagraph (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share. For the purposes of this Agreement, the Current Market Value shall be determined as follows:

          (i) if the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the ten (10) business days prior to the date on which this Warrant is exercised, or if not so reported, the average of the closing bid and asked prices for an Exercise Share during such ten (10) business days period Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

          (ii) if the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the average closing prices on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, for the ten (10) business days prior to the date of the exercise of this Warrant. The closing price referred to in this clause (ii) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

          (iii) If no such closing price or closing bid and asked prices under subsection (i) and (ii) above are available, the value as determined by a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company and approved by the Holder hereof.

     (f) In addition to and without limiting the rights of the Holder under any other terms set forth herein, the Holder shall have the right, upon written request by the Holder delivered to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time on or before the Termination Date, for the number of shares of Common Stock of the Company having an aggregate Current Market value on the date of such exchange (determined as provided in Section 1(e) above) equal to the difference between (a) the aggregate Current Market Value on the date of such exchange of a number of Exercise Shares designated by the Holder, and (b) the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated number of Exercise Shares upon exercise of this Warrant. Upon such exchange, the number of Exercise Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of Exercise Shares and, if a balance of purchasable Exercise Shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right to purchase such balance of Exercise Shares; provided, that no fractional shares shall be issuable upon such exchange, and if the number of shares of Common Stock determined in accordance with the foregoing formula is other than a whole number, the Company shall pay the Holder an amount by check, determined in accordance with the provisions of Section 1(e) hereof.

2.   Payment of Taxes.  The Company will pay all documentary stamp taxes, if
     ----------------
any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.   Mutilated or Missing Warrant Certificates.  In case any Warrant Certificate
     -----------------------------------------
shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate or Warrant Certificates of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

4.        Rights of Holder.  The Holder shall not, by virtue of anything
          ----------------
contained in this Warrant Certificate, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter except as otherwise provided herein.

5.        Registration of Transfers and Exchanges.  The Warrant shall be
          ---------------------------------------
transferable, subject to the provisions of Paragraph 8 hereof, only upon the books of the Company if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant Certificate shall be canceled by the Company.

     Any Warrant Certificate may be exchanged, at the option of the Holders thereof and without change, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant Certificate surrendered for exchange or transfer, and the Warrant Certificate so surrendered shall be canceled by the Company or transfer agent, as the case may be.

6.        Adjustment of Exercise Shares and Exercise Price. The Exercise Price
          ------------------------------------------------
and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

     (a) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of this Warrant shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall hereafter issue additional shares of Common Stock at a price less than the effective Exercise Price of the Warrant ("Additional Shares") the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the then effective Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the date of issuance of the Additional Shares plus the number of shares of Common Stock which the aggregate consideration for the total number of Additional Shares so issued would purchase at the then effective Exercise Price, and the denominator of which shall be the sum of the number of Shares of Common Stock outstanding immediately prior to the date of issuance of the Additional Shares plus the number of Additional Shares so issued. Such adjustment shall be made successively whenever such Additional

Shares are issued and shall become effective immediately after the Additional Shares are issued.

     (c) In case the Company shall hereafter issue rights, warrants, or convertible securities to purchase shares of Common Stock at a price per share (or having a conversion price per share) less than the effective Exercise Price, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the effective Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration to the Company for the issuance of the total number of shares of Common Stock issuable in connection with the exercise or conversion of all of the rights, warrants, or convertible securities would purchase at the effective Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issuable in connection with the exercise or conversion of all of such rights, warrants or convertible securities. Such adjustment shall be made successively whenever such rights, warrants or convertible securities are issued and shall become effective immediately after the date such rights, warrants or convertible securities are issued; and upon the expiration of such rights, warrants or convertible securities, if any such rights, warrants or convertible securities have not been converted or exercised in full, then the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued and the consideration actually received.

     (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subparagraphs (a), (b) or (c) above, the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this subparagraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder and the Company shall, upon exercise of the Warrant, make all adjustments through and including the date of exercise. All calculations under this Paragraph (6) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Paragraph (6) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph (6), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of Warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph (6) hereafter made by the Company to the Holders of its Common Stock shall not result in any tax to the Holders of its Common Stock or securities convertible into Common Stock.

     (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Exercise Shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph (6), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (a) above, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (e), inclusive above.

     (h) Irrespective of any adjustments in the Exercise Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

     (i) Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Paragraph, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

     (j)  Computation of Consideration.  To the extent that any Additional
          -----------------------------
Shares or any convertible securities or any warrants or other rights to subscribe for or purchase any Additional Shares or any convertible securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares or convertible securities or warrants or other rights are offered by the Company for subscription price, the subscription price, or, if such Additional Shares or convertible securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting thereof, or otherwise in connection with the issuance thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares issuable pursuant to the terms of any convertible securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares or Convertible Securities in payment or satisfaction or any dividend upon any class of equity securities other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

     (k)  Extraordinary Dividends.  In case the Company shall declare a dividend
          -----------------------
upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 6(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 6(c)) payable otherwise than out of earnings or surplus, the Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend, or if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Exercise Price shall be made in the event that any dividend referred to in this Section 6(k) shall be lawfully abandoned.

     (1)  Reclassification, Reorganization, Consolidation or Merger. In the
          ---------------------------------------------------------
event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and of other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 6(1) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issuance shall be treated as an issuance of Common Stock covered by the provisions of Section 6(a).

7.   Notice of Corporate Action.
     --------------------------

          (a) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any person, or

     (c) any voluntary, or involuntary dissolution, liquidation or winding-up of the Company;

the company shall promptly mail to each holder of a Warrant a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

8.   Restrictions on Transferability; Restrictive Legend. Neither this Warrant
     ---------------------------------------------------
nor the Exercise Shares shall be transferable except in accordance with the provisions of this paragraph.

     (a)  Restrictions on Transfer; Indemnification. Neither this Warrant nor
          -----------------------------------------
any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), unless (i) such security has been registered for sale under the 1933 Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the 1933 Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the 1933 Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

     The Holder agrees to indemnify and hold harmless the Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such Holder or any interest therein in violation of the provisions of this Paragraph 8.

     (b)  Securities Purchase Agreement. This Warrant and the underlying shares
          -----------------------------
of Common Stock are subject to the terms contained within that certain Securities Purchase Agreement by and between the Company and MSSF dated as of June ____, 1996 (the "Agreement").

     (c)  Restrictive Legends. Unless and until otherwise permitted by this
          -------------------
Paragraph 8 or in the Agreement, this Warrant Certificate, each Warrant Certificate issued to the Holder or to any transferee or assignee of this Warrant Certificate, and each Certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of paragraph (a) of this Paragraph 8, together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

     (d)  Notice of Proposed Transfers. Prior to any transfer, offer to transfer
          ----------------------------
or attempted transfer of this Warrant or any Exercise Share, the Holder of such security shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall (x) describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the Holder to furnish other information as may be required to enable Holder's counsel to render the opinion referred to below, and shall (y) designate Holder's counsel, such counsel to be satisfactory to the Company. The Holder shall submit a copy thereof to the counsel designated in such notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

          (i) If, in the opinion of Holder's counsel the proposed transfer of this Warrant or Exercise Shares, as appropriate, may be effected pursuant to the terms of the Agreement and without registration of such security under the 1933 Act, and such opinion is reasonably satisfactory to Company's counsel, the Company shall, as promptly as practicable, so notify the Holder of such security and such Holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the securities thus to be transferred (and each certificate evidencing any untransferred balance of the securities evidenced by such certificate) shall bear the restrictive legends referred to in subparagraph
(c) above, unless in the opinion of Holder's counsel such legend is not required in order to insure compliance with the 1933 Act and such opinion is reasonably satisfactory to Company's counsel.

          (ii) If the opinion of Holder's counsel regarding the proposed transfer of securities is not reasonably satisfactory to Company's counsel, the Company shall, as promptly as practicable, so notify the Holder thereof. The Company shall have no obligation to register such securities under the 1933 Act, except as otherwise provided herein or in that certain Registration Rights Agreement by and among the Company and MSSF attached as Exhibit "C" to the Agreement.

     The Holder of the securities giving the notice under this subparagraph (d) shall not be entitled to transfer any of the securities until receipt of notice from the Company under paragraph (i) of this subparagraph (d) or registration of such securities under the 1933 Act has become effective.

     (e)  Removal of Legend.  The Company shall, at the request of any
          -----------------
registered Holder of a Warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by subparagraph (c) if, in the opinion of Holder's counsel, the restrictive legend is no longer necessary and such opinion is reasonably satisfactory to Company's counsel.

9.        Notices.  All notices or other communications under this Warrant
          -------
Certificate shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt request, addressed as follows;

          If to the Company:

          The Eastwind Group, Inc.
          100 Four Falls Corporate center
          Suite 305
          West Conshohocken, PA 19428
          Attention: Paul A. DeJuliis

          With a Copy to:

          Joseph P. Galda, Esquire
          Buchanan Ingersoll P.C.
          Two Logan Square
          18th and Arch Streets
          Philadelphia, PA 19103-6933

          and to the Holder:

          Mentor Special Situation Fund, L.P.
          P.O. Box 560
          Yardley, PA 19067
          Attention: Edward F. Sager, Jr.

          With a Copy to:

          Robert H. Strouse, Esquire
          Drinker, Biddle & Reath
          Suite 300
          1000 Westlakes Drive
          Berwyn, PA 19312-2409

     Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 9.

10.       Supplements and Amendments.  Any amendment or supplement to this
          --------------------------
Warrant or Certificate shall be made only in writing signed by both the Company and MSSF.

11.       Successors and Assigns.  This Warrant shall inure to the benefit of
          ----------------------
and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

12.       Severability.  If for any reason any provision, paragraph or terms of
          ------------
this Warrant Certificate is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

13.       Governing Law.  This Warrant shall be deemed to be a contract made
          -------------
under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of State of Delaware, without regard to that States' laws regarding choice of law.

14.       Headings.  Paragraph and subparagraph headings, used herein are
          --------
included herein for convenience of reference only shall not affect the construction of this Warrant Certificate nor constitute a part of this Warrant Certificate for any other purpose.

15.       Remedy.  The Company stipulates that the remedies at law of the Holder
          ------
in the event of a breach by Company of its obligations under this Warrant may not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

     IN WITNESS WHEREOF, the Company has caused these presents to be duly executed the day and year defined herein as the "Commencement Date."


                                              THE EASTWIND GROUP, INC.


                                              By:_______________________________
                                                  (Authorized Executive Officer)

                                  APPENDIX A
                                  ----------

                          NOTICE OF WARRANT EXERCISE
                          --------------------------


     Pursuant to a Warrant by and between the MENTOR SPECIAL SITUATION FUND, L.P., a Pennsylvania Limited Partnership ("MSSF" or "Holder"), and THE EASTWIND GROUP, INC., a Delaware corporation (the "Company"), dated as of _____________________, MSSF hereby irrevocably elects to exercise its warrant to the extent of purchasing ____________________ shares of Common Stock (the "Warrant Shares"), of the Company as provided for therein.

     MSSF hereby represents and agrees that the Warrant Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Warrant Shares have not been registered under the Securities Act of 1933, as amended.

     Payment of the full Exercise Price of the Warrant Shares is enclosed herewith, in the form of a check made payable to the Company or is being made pursuant to Section 1(f) of the Warrant.

     The undersigned requests that a certificate for the Warrant Shares be issued in the name of:


                    _______________________________________

                    _______________________________________

                    _______________________________________

            (Please print name, address and social security number)

Dated:_________________________________________, ___________

Address:____________________________________________________

        ____________________________________________________

        ____________________________________________________

Signature:__________________________________________________